Exhibit 99.1

PRESS RELEASE

CytomX and AbbVie Announce Strategic Collaboration for Probody Drug Conjugates

-  Companies to Jointly Develop and Commercialize Probody Drug Conjugates Directed Against CD71

-  AbbVie to Receive the Right to License Probody Drug Conjugates for up to Two Additional Undisclosed Targets

-  CytomX to Receive $30 Million Upfront Payment

NORTH CHICAGO, Ill. and SOUTH SAN FRANCISCO, Calif., April 21, 2016 – AbbVie (NYSE: ABBV) and Cytomx Therapeutics, Inc. (Nasdaq: CTMX) today announced that they have entered into a collaboration to co-develop and co-commercialize Probody™ Drug Conjugates against CD71, also known as transferrin receptor 1 (TfR1). CD71 is highly expressed in a number of solid and hematologic cancers and has attractive molecular properties for efficient delivery of cytotoxic payloads to tumor cells. Probody therapeutics are designed to take advantage of unique conditions in the tumor microenvironment to enhance the tumor-targeting features of an antibody and reduce drug activity in healthy tissues.

"We believe that the Probody platform provides a differentiated opportunity to combine with our strength in antibody drug conjugates," said Steve Davidsen, Ph.D., vice president, oncology drug discovery, AbbVie. "We are encouraged by the promising preclinical data that CytomX has generated for their Probody drug conjugate programs to-date and look forward to working closely with their team. This collaboration will enable us to expand our innovative pipeline in antibody drug conjugates and leverage our strength in that area to previously unexplored targets."

"This collaboration is another important step toward achieving CytomX's vision of transforming lives with safer, more effective therapies and allows us to further advance our broad pipeline of Probody therapeutics," stated Sean McCarthy, D.Phil., president and chief executive officer at CytomX. "AbbVie has demonstrated leadership in developing antibody drug conjugates and we look forward to collaborating with their team to realize the full potential of our CD71 Probody drug conjugate program and additional oncology targets."

AbbVie Inc.+1 (847) 937-8383

1 North Waukegan Roadabbvie.com

North Chicago, IL 60064

Probody therapeutics are designed to remain inactive until they are activated by proteases in the tumor microenvironment. As a result, Probody therapeutics bind selectively to tumors and avoid binding to healthy tissue, to minimize toxicity and potentially create safer, more effective therapies.  CytomX has generated preclinical data that demonstrates that Probody drug conjugates can safely and effectively target tumor antigens, such as CD71, that are not addressable by conventional antibody-drug conjugates.

Under the terms of the agreement, CytomX and AbbVie will co-develop a Probody drug conjugate against CD71, with CytomX leading pre-clinical and early clinical development. AbbVie will lead later development and commercialization, with global late-stage development costs shared between the two companies. CytomX will receive an upfront payment of $30 million and is eligible to receive up to $470 million in development, regulatory and commercial milestones, pending the achievement of pre-determined outcomes.  AbbVie will lead global commercial activities with CytomX eligible to receive a profit share in the U.S. and tiered double-digit royalties on net product sales outside of the U.S.  CytomX retains an option to co-promote in the U.S.

AbbVie also receives exclusive worldwide rights to develop and commercialize Probody drug conjugates against up to two additional, undisclosed targets.  Should AbbVie ultimately pursue these targets, CytomX is eligible to receive additional milestone and royalty payments per target on any resulting products.

Conference Call / Webcast Information

CytomX will host a teleconference today at 5:00 p.m. EDT to discuss the strategic collaboration. Sean McCarthy, D.Phil., president and chief executive officer and Bob Goeltz, chief financial officer, will lead the teleconference. A live audio webcast of the presentation will be available through the Investor and News page of CytomX's website at http://ir.cytomx.com. An archived replay will be available for 90 days following the event.

About AbbVie

AbbVie is a global, research-based biopharmaceutical company formed in 2013 following separation from Abbott Laboratories. The company’s mission is to use its expertise, dedicated people and unique approach to innovation to develop and market advanced therapies that address some of the world’s most complex and serious diseases. Together with its wholly-owned subsidiary, Pharmacyclics, AbbVie employs more than 28,000 people worldwide and markets medicines in more than 170 countries. For further information on the company and its people, portfolio and commitments, please visit www.abbvie.com. Follow @abbvie on Twitter or view careers on our Facebook or LinkedIn page.

AbbVie Inc.+1 (847) 937-8383

1 North Waukegan Roadabbvie.com

North Chicago, IL 60064

About CytomX Therapeutics

CytomX is an oncology-focused biopharmaceutical company pioneering a novel class of investigational antibody therapeutics based on its Probody technology platform. The company uses the platform to create development-stage proprietary cancer immunotherapies against clinically-validated targets, as well as to develop first-in-class investigational cancer therapeutics against novel targets. CytomX believes that its Probody platform has the potential to improve the combined efficacy and safety profile of monoclonal antibody modalities, including cancer immunotherapies, antibody drug conjugates and T-cell-recruiting bispecific antibodies. Probody therapeutics are designed to take advantage of unique conditions in the tumor microenvironment to enhance the tumor-targeting features of an antibody and reduce drug activity in healthy tissues. Investigational Probody therapeutics are being developed that address clinically-validated cancer targets in immuno-oncology, such as PD-L1, against which clinical candidate CX-072 is directed, as well as novel targets, such as CD166, that are difficult to drug without causing damage to healthy tissues, or toxicities. In addition to its proprietary programs, CytomX is collaborating with strategic partners including AbbVie Inc., Bristol-Myers Squibb Company, Pfizer Inc., MD Anderson Cancer Center, and ImmunoGen, Inc. For more information, visit www.cytomx.com.

Forward-Looking Statements

CytomX

This press release includes forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that are difficult to predict, may be beyond CytomX’s control, and may cause the actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied in such statements. Accordingly, you should not rely on any of these forward-looking statements. Our Probody platform is in preclinical development, and the process by which a preclinical technology could potentially lead to an approved product is long and subject to significant risks and uncertainties. Applicable risks and uncertainties include those relating to our preclinical research and development and other risks identified under the heading "Risk Factors" included in CytomX’s filings with the SEC. The forward-looking statements contained in this press release are based on information currently available to CytomX and speak only as of the date on which they are made. CytomX does not undertake and specifically disclaims any obligation to update any forward-looking statements, whether as a result of any new information, future events, changed circumstances or otherwise.

AbbVie Inc.+1 (847) 937-8383

1 North Waukegan Roadabbvie.com

North Chicago, IL 60064

AbbVie

Some statements in this news release may be forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "anticipate," "project" and similar expressions, among others, generally identify forward-looking statements. AbbVie cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Such risks and uncertainties include, but are not limited to, challenges to intellectual property, competition from other products, difficulties inherent in the research and development process, adverse litigation or government action, and changes to laws and regulations applicable to our industry. Additional information about the economic, competitive, governmental, technological and other factors that may affect AbbVie's operations is set forth in Item 1A, "Risk Factors," of AbbVie's 2015 Annual Report on Form 10-K, which has been filed with the Securities and Exchange Commission. AbbVie undertakes no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

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CytomX

Corporate Communications:Investors:

Canale CommunicationsTrout Group

Ian StonePete Rahmer

ian@canalecomm.comprahmer@troutgroup.com

619-849-5388646-378-2973

AbbVie

Media: Adelle Infante (847) 938-8745	Investors: Liz Shea (847) 935-2211

AbbVie Inc.+1 (847) 937-8383

1 North Waukegan Roadabbvie.com

North Chicago, IL 60064